UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2014

EASTERN 1998D LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

West Virginia	333-41977-04	55-0757539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Sherman Street, Suite 3000 Denver, Colorado	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 860-5800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously disclosed, on September 16, 2013, Eastern 1998D Limited Partnership and eleven (11) other limited partnerships for which PDC Energy, Inc. is the managing general partner (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”), which are being jointly administered under case no. 13-34773-HDH-11. On October 24, 2014 and October 27, 2014, the Debtors filed their Joint Chapter 11 Plan Proposed by the Debtors, PDC Energy, Inc. and the Official Committee of Equity Security Holders (the “Chapter 11 Plan”) and an accompanying disclosure statement (the “Disclosure Statement”), respectively.

On October 28, 2014, the Bankruptcy Court entered an order approving the Disclosure Statement, which allowed the proponents of the Chapter 11 Plan to begin soliciting formal votes on the Chapter 11 Plan from holders of the Debtors’ limited partnership units. Also on October 28, 2014, the Bankruptcy Court entered an order approving procedures for soliciting formal votes on the Chapter 11 Plan.

The deadline for voting on and for objecting to the Chapter 11 Plan is December 4, 2014. The Chapter 11 Plan is subject to confirmation by the Bankruptcy Court, and the confirmation hearing is scheduled to commence on December 15, 2014.

Each of the Chapter 11 Plan and the Disclosure Statement described above is qualified in its entirety by reference to the full text of the Chapter 11 Plan and the Disclosure Statement, copies of which are filed herewith as Exhibit 2.1 and 2.2, respectively, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Chapter 11 Plan

2.2	Disclosure Statement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN 1998D LIMITED PARTNERSHIP

Date: November 10, 2014	By:	/s/ Karen Nicolaou
	Name:	Karen Nicolaou
	Title:	Responsible Party

EXHIBIT INDEX

Exhibit Number	Description

2.1	Chapter 11 Plan

2.2	Disclosure Statement